Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-44725 and 333-127500 on Form S-8 pertaining to enherent Corp.’s Amended and Restated 1996 Stock Incentive Plan and enherent Corp.’s 2005 Stock Incentive Plan of our report dated March 27, 2008 pertaining to the financial statements of enherent Corp. appearing in this Annual Report on Form 10-K of enherent Corp.

/s/ Cornick, Garber & Sandler, LLP

New York, NY

March 27, 2008